Exhibit 99.1

31 October 2023 | NYSE: NXRT

EARNINGS SUPPLEMENT: THIRD QUARTER 2023

NEXPOINT RESIDENTIAL TRUST, INC.

300 CRESCENT COURT, SUITE 700

DALLAS, TX 75201

INVESTOR RELATIONS:

KRISTEN THOMAS

NXRT.NEXPOINT.COM

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

TABLE OF CONTENTS

Earnings Release	1

Cautionary Statement Regarding Forward-Looking Statements	3

Overview	4

Highlights of Recent Activity	5

Financial Summary	7

2023 Full Year Guidance	8

Components of Net Asset Value	9

Consolidated Balance Sheets	10

Consolidated Statements of Operations	11

NOI and Same Store NOI	12

Q3 Same Store Results	13

Q3 Same Store Properties Operating Metrics	15

QoQ Same Store Properties Operating Metrics	16

YTD Same Store Results	17

FFO, Core FFO and AFFO	19

Historical Capital Expenditures	20

Value-Add Program Details	21

Outstanding Debt Details	24

Debt Maturity Schedule	27

Historical Acquisition Details	28

Historical Disposition Details	29

Definitions and Reconciliations of Non-GAAP Measures	30

 FAIRWAYS AT SAN MARCOS: CHANDLER, AZ

 FULLY UPGRADED KITCHEN

 UPDATED EXTERIOR POOL AMENITY AREA

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Kristen Thomas

IR@nexpoint.com

(214) 276-6300

Media inquiries: Pro-Nexpoint@prosek.com

NEXPOINT RESIDENTIAL TRUST, INC. REPORTS THIRD QUARTER 2023 RESULTS

NXRT Boosts Quarterly Dividend by 10.1%; Returns 6.14x Multiple on Invested Capital on $70 million DFW Asset and Makes $16.0 Million Paydown on Credit Facility

Dallas, TX, October 31, 2023 – NexPoint Residential Trust, Inc. (NYSE:NXRT) reported financial results for the third quarter ended September 30, 2023.

Highlights

●

NXRT[1] reported Net Income, FFO[2], Core FFO[2] and AFFO[2] of $33.7M, $14.5M, $17.1M and $20.0M, respectively, attributable to common stockholders for the quarter ended September 30, 2023, compared to Net Loss, FFO, Core FFO, and AFFO of $(0.6)M, $24.5M, $21.9M and $24.3M, respectively, attributable to common stockholders for the quarter ended September 30, 2022.

●

NXRT reported Net Income, FFO, Core FFO and AFFO of $25.9M, $53.7M, $56.1M and $64.3M, respectively, attributable to common stockholders for the nine months ended September 30, 2023, compared to Net Loss, FFO, Core FFO, and AFFO of $(13.0)M, $61.2M, $62.3M and $69.4M, respectively, attributable to common stockholders for the nine months ended September 30, 2022.

●

For the three months ended September 30, 2023, Q3 Same Store properties[3] average effective rent, total revenue and NOI[2] increased 3.1%, 4.6% and 8.0%, respectively, and occupancy decreased 10 bps over the prior year period.

●

For the nine months ended September 30, 2023, YTD Same Store properties[3] average effective rent, total revenue and NOI[2] increased 3.0%, 8.1% and 9.5%, respectively, and occupancy decreased 10 bps over the prior year period.

●

During the third quarter 2023, the Company completed the sale of Silverbrook for a sales price of $70.0 million, resulting in a gain on sale of real estate of $43.1 million. Additionally, Timber Creek was put under contract for $49 million during the quarter with nonrefundable earnest money and is expected to close by year end.

●

During the third quarter 2023, the Company paid down $16.0 million on its Corporate Credit Facility. As of September 30, 2023, the Company had $41.0 million in principal outstanding on its Corporate Credit Facility.

●	NXRT paid a third quarter dividend of $0.42 per share of common stock on September 29, 2023.

●

On October 30, 2023, the Company’s board approved a quarterly dividend of $0.46242 per share, a 10.1% increase from the previous dividend per share. Since inception, NXRT has increased the dividend per share by 124.5%.

●

The weighted average effective monthly rent per unit across all 39 properties held as of September 30, 2023 (the “Portfolio”), consisting of 14,485[4] units, was $1,507, while physical occupancy was 94.0%.

●

During the third quarter 2023, for the properties in our Portfolio, we completed 420 full and partial upgrades and leased 330 upgraded units, achieving an average monthly rent premium of $215 and a 23.6% ROI[5].

●

Since inception, for the properties currently in our Portfolio, we have completed 8,671 full and partial upgrades, 4,812 kitchen and laundry appliances, and 12,285 technology packages, resulting in a $168, $49, and $44 average monthly rental increase per unit and a 21.0%, 65.3%, and 37.8% ROI, respectively.

1)	In this release, “we,” “us,” “our,” the “Company,” “NexPoint Residential Trust,” and “NXRT” each refer to NexPoint Residential Trust, Inc., a Maryland corporation.
2)

FFO, Core FFO, AFFO and NOI are non-GAAP measures. For a discussion of why we consider these non-GAAP measures useful and reconciliations of FFO, Core FFO, AFFO and NOI to net loss, see the “Definitions and Reconciliations of Non-GAAP Measures,” “FFO, Core FFO and AFFO” and “NOI and Same Store NOI” sections of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

3)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. There are 35 properties encompassing 12,917 units of apartment space in our Same Store pool for the three months ended September 30, 2023 (our “Q3 Same Store” properties) and 33 properties encompassing 12,355 units of apartment space in our Same Store pool for the nine months ended September 30, 2023 (our “YTD Same Store” properties). The same store unit count excludes 67 units that are currently down due to casualty events (Rockledge: 20 units, Arbors of Brentwood: 16 units, Six Forks: 8 units, Bella Solara: 8 units, Versailles II: 7 units, Versailles: 6 units, and Parc500: 2 units).

4)

Total units owned in our Portfolio is 14,485, however 67 units are currently down due to casualty events (Rockledge: 20 units, Arbors of Brentwood: 16 units, Six Forks: 8 units, Bella Solara: 8 units, Versailles II: 7 units, Versailles: 6 units, and Parc500: 2 units).

5)	We define Return on Investment (“ROI”) as the sum of the actual rent premium divided by the sum of the total cost.

Third Quarter 2023 Financial Results

●	Total revenues were $69.8 million for the third quarter of 2023, compared to $68.1 million for the third quarter of 2022.

●

Net income for the third quarter of 2023 totaled $33.7 million, or income of $1.28 per diluted share, which included $23.8 million of depreciation and amortization expense. This compared to a net loss of $(0.6) million, or loss of $(0.02) per diluted share, for the third quarter of 2022, which included $25.2 million of depreciation and amortization expense.

●

The change in our net income of $33.9 million for the three months ended September 30, 2023 as compared to our net loss of $(0.6) million for the three months ended September 30, 2022 primarily relates to an increase in total revenues and gain on sale of $43.1 million, partially offset by an increase in interest expense.

●	For the third quarter of 2023, NOI was $42.1 million on 39 properties, compared to $40.0 million for the third quarter of 2022 on 41 properties.

●	For the third quarter of 2023, Q3 Same Store NOI increased 8.0% to $38.4 million, compared to $35.6 million for the third quarter of 2022.

●	For the third quarter of 2023, FFO totaled $14.5 million, or $0.55 per diluted share, compared to $24.5 million, or $0.94 per diluted share, for the third quarter of 2022.

●	For the third quarter of 2023, Core FFO totaled $17.1 million, or $0.65 per diluted share, compared to $21.9 million, or $0.84 per diluted share, for the third quarter of 2022.

●	For the third quarter of 2023, AFFO totaled $20.0 million, or $0.76 per diluted share, compared to $24.3 million, or $0.93 per diluted share, for the third quarter of 2022.

2023 Year to Date Financial Results

●	Total revenues were $208.6 million for the nine months ended September 30, 2023, compared to $194.6 million for the nine months ended September 30, 2022.

●

Net income for the nine months ended September 30, 2023 totaled $25.9 million, or income of $0.99 per diluted share, which included $70.9 million of depreciation and amortization expense. This compared to net loss of $(13.0) million, or loss of $(0.51) per diluted share, for the nine months ended September 30, 2022, which included $74.5 million of depreciation and amortization expense.

●

The change in our net income of $26.0 million for the nine months ended September 30, 2023 as compared to our net loss of $(13.1) million for the nine months ended September 30, 2022 primarily relates to an increase in total revenues and gain on sale of $43.1 million, partially offset by an increase in interest expense.

●	For the nine months ended September 30, 2023, NOI was $125.2 million on 39 properties, compared to $115.7 million for the nine months ended September 30, 2022 on 41 properties.

●	For the nine months ended September 30, 2023, Same Store NOI increased 9.5% to $107.9 million, compared to $98.5 million for the nine months ended September 30, 2022.

●

For the nine months ended September 30, 2023, FFO totaled $53.7 million, or $2.05 per diluted share, compared to $61.2 million, or $2.34 per diluted share, for the nine months ended September 30, 2022.

●

For the nine months ended September 30, 2023, Core FFO totaled $56.1 million, or $2.14 per diluted share, compared to $62.3 million, or $2.38 per diluted share, for the nine months ended September 30, 2022.

●

For the nine months ended September 30, 2023, AFFO totaled $64.3 million, or $2.45 per diluted share, compared to $69.4 million, or $2.65 per diluted share, for the nine months ended September 30, 2022.

NXRT.NEXPOINT.COM	Page 2

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Third Quarter Earnings Conference Call

NXRT will host a conference call on Tuesday, October 31, 2023, at 11:00 a.m. ET (10:00 am CT), to discuss third quarter financial results. The conference call can be accessed live over the phone by dialing 888-660-4430 or, for international callers, +1 646-960-0537 and using passcode Conference ID: 5001576. A live audio webcast of the call will be available online at the Company’s website, https://nxrt.nexpoint.com (under “Resources”). An online replay will be available shortly after the call on the Company’s website and continue to be available for 60 days.

A replay of the conference call will also be available through Tuesday, November 14, 2023, by dialing 800-770-2030 or, for international callers, +1 647-362-9199 and entering passcode 5001576.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located, middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of NexPoint Advisors, L.P., an SEC-registered investment advisor, which has extensive real estate experience. Our filings with the Securities and Exchange Commission (the “SEC”) are available on our website, nxrt.nexpoint.com, under the “Financials” tab.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “expect,” “anticipate,” “estimate,” “may,” “should,” “plan” and similar expressions and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s business and industry in general, NXRT’s guidance for financial results for the full year 2023, including earnings per diluted share, Core FFO per diluted share, same store rental income, same store total revenue, same store total expenses and same store NOI, interest expense, and the related components and assumptions, including expected acquisitions and dispositions, expected same store pool, shares outstanding and same store growth projections, NXRT’s net asset value and the related components and assumptions, including estimated value-add expenditures, debt payments, outstanding debt and shares outstanding, net income and NOI guidance for the full year 2023 and the related assumptions, planned value-add programs, including projected rent change and return on investment, expected settlement of interest rate swaps and the effect on the debt maturity schedule, rehab budgets, expected acquisitions and dispositions and related timing, NAV NOI for the full year 2023 and estimated 2023 and 2024 net interest rate/expense and the related assumptions, forecasted submarket deliveries and the expected closing of the Timber Creek disposition. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the Securities and Exchange Commission, particularly those described in our Annual Report on Form 10-K. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for a more complete discussion of the risks and other factors that could affect any forward-looking statements. The statements made herein speak only as of the date of this release and except as required by law, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements.

NXRT.NEXPOINT.COM	Page 3

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC.: THIRD QUARTER 2023 OVERVIEW

Company Profile

(share counts in thousands)
Exchange/Ticker	NYSE: NXRT
Share Price (1)	$26.84
Insider Ownership	13.69%
2023 Q4 Dividend Per Share	$0.46242
Dividend Yield (1)	6.89%
Shares Outstanding - basic (2)	25,674
Shares Outstanding - diluted (2)	26,302

(1)	As of the close of market trading on October 30, 2023.
(2)	Weighted average for the three months ended September 30, 2023.

Portfolio Composition by Market

Market	% of Units
Phoenix	13.9%
South Florida	13.5%
Dallas/Fort Worth	13.4%
Atlanta	11.7%
Nashville	9.2%
Orlando	8.1%
Las Vegas	8.0%
Charlotte	7.5%
Houston	6.4%
Raleigh	4.3%
Tampa	4.0%

Total	100.0%

Revenue & Average Rent Per Unit	Stock Price Performance (Since Inception; 4/1/2015)

NXRT.NEXPOINT.COM	Page 4

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Highlights of Recent Activity

DISPOSITION

Property Name	Location	Date of Sale	Sales Price	IRR	Multiple on Invested Capital	Net Cash Proceeds

Silverbrook	Grand Prairie, Texas	September 22, 2023	$70,000	34.0%	6.14x	$69,431

DIVIDEND GROWTH

INTEREST RATE DETAIL

- Rate cap cash inflow is not included in CFFO calculations. The change in the Rate Caps mark-to-market is captured in interest expense for financial purposes.

- Forecasted 2024 interest rate assumes all maturing debt is refinanced at the same nominal amount with a 1.55% spread of 1-month SOFR.

- 2023 Q4 and 2024 assume the Chatham Fallback LIBOR and 1-month Term SOFR curve forecast as of October 23, 2023.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FORECASTED SUBMARKET DELIVERIES (1)

Market	Submarket	Property	NXRT Unit Exposure	2023 Q3 Inventory	2023 Deliveries	2024 Deliveries	2025 Deliveries	3-year Deliveries	3-year % Growth
Atlanta	Southeast Marietta	Rockledge	708	14,110	0	0	0	0	0.0%
Atlanta	Southeast Marietta	The Preserve at Terrell Mill	752	14,110	0	0	0	0	0.0%
Atlanta	Sandy Springs	The Adair	232	20,138	0	286	0	286	1.4%
Charlotte	Huntersville/Cornelius	The Verandas at Lake Norman	264	7,758	360	879	603	1,842	23.7%
Charlotte	Matthews/Southeast Charlotte	Creekside at Matthews	240	11,746	455	374	300	1,129	9.6%
Charlotte	Myers Park	Timber Creek	352	12,969	589	807	519	1,915	14.8%
Charlotte	North Charlotte	Radbourne Lake	225	18,203	2,136	3,902	653	6,691	36.8%
Dallas/Fort Worth	East Fort Worth	The Venue at 8651	333	13,057	0	0	0	0	0.0%
Dallas/Fort Worth	Far North Dallas	Versailles	388	29,558	0	897	0	897	3.0%
Dallas/Fort Worth	Far North Dallas	Versailles II	242	29,558	0	897	0	897	3.0%
Dallas/Fort Worth	Hurst/Euless/Bedford	Arbors on Forest Ridge	210	33,571	67	67	269	403	1.2%
Dallas/Fort Worth	Hurst/Euless/Bedford	Summers Landing	196	33,571	67	67	269	403	1.2%
Dallas/Fort Worth	Oak Lawn/Park Cities	Atera	380	20,594	167	102	710	979	4.8%
Dallas/Fort Worth	Richardson	Cutters Point	196	19,253	286	425	384	1,095	5.7%
Houston	Westchase	Old Farm	734	29,872	165	165	56	386	1.3%
Houston	Westchase	Stone Creek at Old Farm	190	29,872	165	165	56	386	1.3%
Las Vegas	Northwest Las Vegas	Bella Solara	320	20,366	672	938	158	1,768	8.7%
Las Vegas	Northwest Las Vegas	Bloom	528	20,366	672	938	158	1,768	8.7%
Las Vegas	Southwest Las Vegas	Torreyana	316	19,366	1,118	2,000	0	3,118	16.1%
Nashville	East Nashville	Residences at Glenview Reserve	360	14,071	419	962	675	2,056	14.6%
Nashville	South Nashville	Arbors of Brentwood	346	16,709	766	315	102	1,183	7.1%
Nashville	South Nashville	Brandywine	632	16,709	766	315	102	1,183	7.1%
Orlando	East Orlando	The Cornerstone	430	21,595	331	701	144	1,176	5.4%
Orlando	Northwest Orlando	Residences at West Place	342	16,759	276	702	857	1,835	10.9%
Orlando	South Orange County	Sabal Palm at Lake Buena Vista	400	31,590	2,577	2,868	659	6,104	19.3%
Phoenix	Chandler	Fairways at San Marcos	352	25,245	821	1,175	279	2,275	9.0%
Phoenix	North Central Phoenix	Heritage	204	26,009	878	1,226	301	2,405	9.2%
Phoenix	North Central Phoenix	The Venue on Camelback	415	26,009	878	1,226	301	2,405	9.2%
Phoenix	Northeast Phoenix	Bella Vista	248	21,680	89	993	0	1,082	5.0%
Phoenix	South Tempe	Enclave	204	17,601	302	101	0	403	2.3%
Phoenix	Southwest Mesa	Madera Point	256	17,970	300	97	65	462	2.6%
Phoenix	West Phoenix	Estates on Maryland	330	15,570	0	0	0	0	0.0%
Raleigh/Durham	Far North Raleigh	Six Forks Station	323	11,852	1,433	807	0	2,240	18.9%
Raleigh/Durham	North Cary/Morrisville	High House at Cary	302	20,727	956	2,078	394	3,428	16.5%
South Florida	Pembroke Pines/Miramar	Avant at Pembroke Pines	1,520	25,781	398	561	0	959	3.7%
South Florida	West Palm Beach	Parc500	217	32,063	1,305	2,073	220	3,598	11.2%
South Florida	West Palm Beach	Seasons 704	222	32,063	1,305	2,073	220	3,598	11.2%
Tampa	Egypt Lake/Lowry Park	Courtney Cove	324	12,846	0	0	245	245	1.9%
Tampa	Temple Terrace	The Summit at Sabal Park	252	16,002	0	0	0	0	0.0%
Totals/Averages			14,485	614,631	16,866	25,501	7,593	49,960	8.1%

(1)	Source: 2023 RealPage, Inc.; Data as of October 2023.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Financial Summary

	Q3 2023	Q3 2022	YTD 2023	YTD 2022
(in thousands, except for per share and unit data)
Company Profile
Market Capitalization (as of the last day of the period)	$826,000	$1,181,000
Share Price (as of the last day of the period)	$32.18	$46.21
Weighted average common shares outstanding - basic	25,674	25,598	25,647	25,630
Weighted average common shares outstanding - diluted	26,302	25,598	26,228	25,630

Earnings Profile
Total revenues	$69,838	$68,051	$208,634	$194,603
Net income (loss) attributable to common stockholders	33,749	(597)	25,913	(13,047)
NOI (1)	42,143	40,014	125,242	115,657
Same Store NOI (2)	38,448	35,584	107,888	98,501
Same Store NOI Growth (%) (2)	8.0%		9.5%

Earnings Metrics Per Common Share (diluted basis)
Earnings	$1.28	$(0.02)	$0.99	$(0.51)
FFO (1)	$0.55	$0.94	$2.05	$2.34
Core FFO (1)	$0.65	$0.84	$2.14	$2.38
AFFO (1)	$0.76	$0.93	$2.45	$2.65
Dividends declared per common share	$0.42	$0.38	$1.26	$1.14
Net Income (Loss) Coverage (3)	3.05x	-0.05x	0.79x	-0.45x
FFO Coverage (3)	1.32x	2.47x	1.63x	2.05x
Core FFO Coverage (3)	1.55x	2.20x	1.70x	2.09x
AFFO Coverage (3)	1.81x	2.45x	1.94x	2.32x

Portfolio
Total Properties	39	41
Total Units (4)	14,485	15,387
Occupancy	94.0%	94.1%
Average Effective Monthly Rent per Unit	$1,507	$1,446

Same Store Portfolio Metrics (2)
Total Same Store Properties	35	35	33	33
Total Same Store Units	12,917	12,943	12,355	12,381
Occupancy	93.9%	94.0%	93.9%	94.0%
Average Effective Monthly Rent per Unit	$1,529	$1,483	$1,524	$1,479

Value-Add Program
Completed Rehab Units	420	649	1,777	1,830
Cumulative Completed Rehab Units (5)	8,671
Average Increase to Effective Monthly Rent per Unit (Post-Rehab)	$168
ROI on Post-Rehab Units	21.0%

Outstanding Debt Summary
Total Mortgage Debt	$1,575,406	$1,358,343
Credit Facilities	41,000	335,000

Total Debt Outstanding	$1,616,406	$1,693,343

Leverage Ratio (Total Debt to Market Capitalization plus Total Debt)	66%	59%
Leverage Ratio (Net Debt to Enterprise Value) (6)	66%	58%

(1)

For more information and reconciliations of NOI, FFO, Core FFO and AFFO, see the “FFO, Core FFO and AFFO,” “NOI and Same Store NOI” and “Definitions and Reconciliations of Non-GAAP Measures” sections of this release.

(2)

We define “Same Store” properties as properties that were in our Portfolio for the entirety of the periods being compared. For additional information regarding our Q3 and YTD Same Store properties, see the “Q3 Same Store Results” and “YTD Same Store Results” section of this release.

(3)

Indicates coverage ratio of Net Income (Loss)/FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period. The Company uses actual diluted weighted average common shares outstanding when in a dilutive position for FFO, Core FFO and AFFO.

(4)	Total units owned is 14,485, however 67 units are currently excluded due to fire and water damage.
(5)	Inclusive of all full and partial interior upgrades completed through September 30, 2023. Cumulative results exclude rehabs completed for properties sold through September 30, 2023.
(6)	For more information and a reconciliation of debt to net debt, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

2023 Full Year Guidance Summary

NXRT is revising guidance ranges for earnings per diluted share, Core FFO per diluted share, Same Store rental income, Same Store total revenue, Same Store total expenses, Same Store NOI, interest expense and its related components and Acquisitions as follows (dollars in millions, except per share amounts):

	Guidance Range (1)
	Low-End	Mid-Point	High-End	Prior Mid-Point
Earnings per diluted share (2)	$3.69	$3.75	$3.82	$5.09
Core FFO per diluted share (2) (3)	$2.81	$2.88	$2.95	$2.98

Same Store Growth: (4)
Rental Income	7.0%	7.3%	7.7%	8.9%
Total Revenue	7.0%	7.3%	7.7%	8.8%
Total Expenses (5)	5.7%	5.2%	4.8%	7.0%
Same Store NOI (3)	7.8%	8.7%	9.5%	10.0%

Components to Interest Expense:
Interest Expense on Mortgage Debt	$(105.7)	$(106.2)	$(106.7)	$(107.1)
Interest Expense on Revolver	$(4.7)	$(4.7)	$(4.7)	$(5.0)
Deferred Financing Cost & Discount Amortization	$(2.7)	$(2.7)	$(2.7)	$(2.6)
Interest Rate Swap Settlement	$47.4	$47.8	$48.2	$7.5
Mark to Market – Fair Value of Rate Caps	$(0.4)	$0.3	$1.0	$(0.5)

Total Interest Expense	$(66.1)	$(65.5)	$(64.9)	$(67.7)

Other Considerations: (5)
Acquisitions	$—	$—	$—	$75.0
Dispositions	$—	$175.0	$350.0	$175.0

(1)

Full Year 2023 guidance forecast includes Same Store growth projections presented above, which takes into effect the sale of the held for sale properties of Old Farm, Stone Creek at Old Farm, Timber Creek and Radbourne Lake, thereby removing those assets from the Full Year 2023 expected Same Store pool.

(2)	Weighted average diluted share count estimate for full year 2023 is approximately 26.2 million.
(3)

Same Store NOI and Core FFO are non-GAAP measures. For reconciliations of Full Year 2023 Same Store NOI and Core FFO guidance to net income guidance and a discussion of why we consider these non-GAAP measures useful, see the “Definitions and Reconciliations of Non-GAAP Measures” section of this release.

(4)	Year-over-year growth for the Full Year 2023 expected Same Store pool (33 properties).
(5)

We continue to evaluate our Portfolio for capital recycling opportunities. Transaction volumes presented are incorporated into the earnings per share and Core FFO guidance above. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions, except as required by law.

Additional information on 2023 financial and earnings guidance is included in the following sections of this release.

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NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Components of Net Asset Value

(dollar and share amounts in thousands, except per share and per unit data)

REAL ESTATE BY MARKET VALUE	NAV SUMMARY

Property	NOI	Cap Rate Range (1)		Value Range (2)		Component	Min	Max
Market	Contribution	Min	Max	Min	Max	Tangible Assets

Texas						Real Estate (2)	$ 2,780,907	$ 3,079,889
Dallas/Fort Worth	12.3%	5.5%	6.0%	$341,367	$378,068	Cash	7,531
Houston	4.5%	5.5%	6.0%	125,149	138,604	Restricted Cash - Renovation Reserves (4)	2,737
						Renovation Expenditures (4)	(2,737)
North Carolina						Cash Adjustments (5)	(286)
Raleigh	3.7%	5.5%	6.0%	101,628	112,554	Fair Market Value of Interest Rate Swaps	98,621
Charlotte	6.5%	5.5%	6.0%	180,503	199,909	Other Assets	67,607

						Value of Assets	$ 2,954,380	$ 3,253,362

Georgia
Atlanta	8.1%	5.5%	6.0%	224,000	248,083	Tangible Liabilities
						Credit Facility (6)	$41,000
Tennessee						Mortgage Debt	1,575,406
Nashville	10.9%	5.5%	6.0%	304,466	337,200	Total Outstanding Debt	1,616,406
						Forward 12-month Principal Payments (5)	(286)
Florida						Total Outstanding Debt (FY 2023 Est.)	1,616,120
Orlando	7.7%	5.5%	6.0%	214,940	238,048	Other Tangible Liabilities (at Book)	55,534

Tampa	4.2%	5.5%	6.0%	116,575	129,109	Value of Liabilities	$1,671,654

South Florida	17.6%	5.5%	6.0%	489,008	541,583	Net Leverage (mid-point)	54%

						Net Asset Value	$ 1,282,726	$ 1,581,708

Nevada						Shares outstanding - diluted (FY 2023 Est.)	26,302

Las Vegas	8.6%	5.5%	6.0%	238,332	263,955	Est. NAV / Share	$ 48.77	$ 60.14

						NAV / Share (mid-point)	$54.45
Arizona
Phoenix	16.0%	5.5%	6.0%	444,939	492,776

Total / Ave	100.0%	5.5%	6.0%	$2,780,907	$3,079,889

NOI ESTIMATE	IMPLIED VAUE VALUATION METRICS

Q2 2023 NOI Actual (3)	41,969			Min	Max
Q3 2023 NOI Actual (3)	42,143		Implied Real Estate Value	$2,780,907	$3,079,889

			No. of Units (September 30, 2023) (2)	14,485

	Low	High	Implied Value/Apartment Unit	$ 192.0	$ 212.6

2023 NOI Guidance (3)	$ 166,854	$ 169,394	Implied Value/Apartment Unit (mid-point)	$202.3

(1)	Management estimates based on independent third-party review of our properties.
(2)	Estimated value ranges are presented for the existing portfolio (39 properties as of September 30, 2023).
(3)

The Company anticipates net income will be in the range between approximately $97.1 million and $100.7 million for the full year 2023. Net income (loss) for the first, second and third quarters of 2023 was approximately $(3.9) million, $(4.0) million and $33.7 million, respectively. FY 2023 NOI Guidance considers the forecast dispositions of Old Farm, Stone Creek at Old Farm, Timber Creek and Radbourne Lake, and considers a commensurate volume of capital recycling.

(4)	Includes approximately $2.7 million that is held for value-add upgrades; reduced by $2.7 million for estimated 2023 rehab expenditures.
(5)	Includes approximately $0.3 million in forward 12-month principal payments.
(6)	Includes outstanding balance as of September 30, 2023.

NXRT.NEXPOINT.COM	Page 9

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Operating Real Estate Investments
Land	$359,839	$378,438
Buildings and improvements	1,711,122	1,760,782
Construction in progress	11,899	10,622
Furniture, fixtures, and equipment	173,564	152,529

Total Gross Operating Real Estate Investments	2,256,424	2,302,371
Accumulated depreciation and amortization	(386,869)	(349,276)

Total Net Operating Real Estate Investments	1,869,555	1,953,095
Real estate held for sale, net of accumulated depreciation of $40,750 and $22,017, respectively	133,851	89,457

Total Net Real Estate Investments	2,003,406	2,042,552
Cash and cash equivalents	7,531	16,762
Restricted cash	42,302	35,037
Accounts receivable, net	14,739	17,121
Prepaid and other assets	13,303	10,425
Fair value of interest rate swaps	98,621	103,440

TOTAL ASSETS	$2,179,902	$2,225,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgages payable, net	$1,453,471	$1,526,828
Mortgages payable held for sale, net	112,026	68,016
Credit facility, net	39,968	72,644
Accounts payable and other accrued liabilities	18,842	12,325
Accrued real estate taxes payable	22,176	7,232
Accrued interest payable	9,465	7,946
Security deposit liability	3,218	3,200
Prepaid rents	1,833	1,849

Total Liabilities	1,660,999	1,700,040

Redeemable noncontrolling interests in the Operating Partnership	5,081	5,631

Stockholders’ Equity:
Preferred stock, $0.01 par value: 100,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized; 25,674,313 and 25,549,319 shares issued and outstanding, respectively	256	255
Additional paid-in capital	410,679	405,376
Accumulated earnings less dividends	5,534	11,880
Accumulated other comprehensive income	97,353	102,155

Total Stockholders’ Equity	513,822	519,666

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,179,902	$2,225,337

NXRT.NEXPOINT.COM	Page 10

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NEXPOINT RESIDENTIAL TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME

(in thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Rental income	$67,870	$66,500	$203,217	$189,949
Other income	1,968	1,551	5,417	4,654

Total revenues	69,838	68,051	208,634	194,603

Expenses
Property operating expenses	15,322	12,370	44,080	42,669
Real estate taxes and insurance	8,832	9,419	28,186	27,670
Property management fees (1)	2,031	1,960	6,089	5,629
Advisory and administrative fees (2)	1,966	1,904	5,782	5,615
Corporate general and administrative expenses	4,906	3,818	12,897	11,116
Property general and administrative expenses	2,615	2,387	7,127	6,586
Depreciation and amortization	23,797	25,224	70,935	74,490

Total expenses	59,469	57,082	175,096	173,775

Operating income before gain on sales of real estate	10,369	10,969	33,538	20,828
Gain on sales of real estate	43,090	—	43,090	—

Operating income	53,459	10,969	76,628	20,828
Interest expense	(17,587)	(11,766)	(48,850)	(34,804)
Gain (loss) on extinguishment of debt and modification costs	(2,215)	—	(2,093)	—
Casualty gain (loss)	(100)	—	(980)	357
Gain on forfeited deposits	—	—	250	—
Equity in earnings of affiliate	177	—	177	—
Miscellaneous income	144	198	880	526

Net income (loss)	33,878	(599)	26,012	(13,093)
Net income (loss) attributable to redeemable noncontrolling interests in the Operating Partnership	129	(2)	99	(46)

Net income (loss) attributable to common stockholders	$33,749	$(597)	$25,913	$(13,047)

Other comprehensive income (loss)
Unrealized gains (losses) on interest rate derivatives	(744)	34,938	(4,820)	106,874

Total comprehensive income	33,134	34,339	21,192	93,781
Comprehensive income attributable to redeemable noncontrolling interests in the Operating Partnership	126	132	81	319

Comprehensive income attributable to common stockholders	$33,008	$34,207	$21,111	$93,462

Weighted average common shares outstanding - basic	25,674	25,598	25,647	25,630

Weighted average common shares outstanding - diluted	26,302	25,598	26,228	25,630

Earnings (loss) per share - basic	$1.31	$(0.02)	$1.01	$(0.51)

Earnings (loss) per share - diluted	$1.28	$(0.02)	$0.99	$(0.51)

(1)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the Operating Partnership (the “OP”).
(2)	Fees incurred to the Company’s adviser.

NXRT.NEXPOINT.COM	Page 11

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI and Same Store NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI and our Same Store NOI for the three and nine months ended September 30, 2023 and 2022 to net income (loss), the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2023	2022	2023	2022

Net income (loss)		$33,878	$(599)	$26,012	$(13,093)
Adjustments to reconcile net income (loss) to NOI:
Advisory and administrative fees		1,966	1,904	5,782	5,615
Corporate general and administrative expenses		4,752	3,818	12,743	11,116
Casualty-related expenses/(recoveries)	(1)	(24)	(2,966)	(1,332)	672
Casualty loss (gain)		100	—	980	(357)
Gain on forfeited deposits		—	—	(250)	—
Property general and administrative expenses	(2)	1,139	867	2,696	2,410
Depreciation and amortization		23,797	25,224	70,935	74,490
Interest expense		17,587	11,766	48,850	34,804
Equity in earnings of affiliate		(177)	—	(177)	—
Loss on extinguishment of debt and modification costs		2,215	—	2,093	—
Gain on sales of real estate		(43,090)	—	(43,090)	—

NOI		$42,143	$40,014	$125,242	$115,657

Less Non-Same Store
Revenues		(7,920)	(9,025)	(32,626)	(31,913)
Operating expenses		4,230	4,705	15,401	15,084
Operating income		(5)	(110)	(129)	(327)

Same Store NOI		$38,448	$35,584	$107,888	$98,501

(1)	Adjustment to net income (loss) to exclude certain property operating expenses that are casualty-related expenses/(recoveries).
(2)

Adjustment to net income (loss) to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 12

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Results of Operations for the Three Months Ended September 30, 2023 and 2022

There are 35 properties encompassing 12,917 units of apartment space, or approximately 89% of our Portfolio, in our same store pool for the three months ended September 30, 2023 and 2022 (our “Q3 Same Store” properties). Our Q3 Same Store properties exclude the following 4 properties in our Portfolio as of September 30, 2023: Old Farm, Stone Creek at Old Farm, Timber Creek and Radbourne Lake, as well as the 67 units mentioned on page 2 that are currently down.

As of September 30, 2023, our Q3 Same Store properties were approximately 93.9% leased with a weighted average monthly effective rent per occupied apartment unit of $1,529, a year-over-year decrease of 10 bps and an increase of $46, respectively.

The following table reflects the revenues, property operating expenses and NOI for the three months ended September 30, 2023 and 2022 for our Q3 Same Store and Non-Same Store properties (dollars in thousands):

	For the Three Months Ended September 30,
	2023	2022	$ Change	% Change
Revenues
Same Store
Rental income	$60,275	$57,643	$2,632	4.6%
Other income	1,489	1,383	106	7.7%

Same Store revenues	61,764	59,026	2,738	4.6%
Non-Same Store
Rental income	7,595	8,857	(1,262)	-14.2%
Other income	325	168	157	N/M

Non-Same Store revenues	7,920	9,025	(1,105)	-12.2%

Total revenues	69,684	68,051	1,633	2.4%

Operating expenses
Same Store
Property operating expenses (1)	12,771	12,892	(121)	-0.9%
Real estate taxes and insurance	7,675	7,680	(5)	-0.1%
Property management fees (2)	1,773	1,688	85	5.0%
Property general and administrative expenses (3)	1,235	1,270	(35)	-2.8%

Same Store operating expenses	23,454	23,530	(76)	-0.3%
Non-Same Store
Property operating expenses (4)	2,575	2,444	131	5.4%
Real estate taxes and insurance	1,157	1,739	(582)	-33.5%
Property management fees (2)	258	272	(14)	-5.1%
Property general and administrative expenses (5)	240	250	(10)	-4.0%

Non-Same Store operating expenses	4,230	4,705	(475)	-10.1%

Total operating expenses	27,684	28,235	(551)	-2.0%

Operating income
Same Store
Miscellaneous income	138	88	50	N/M
Non-Same Store
Miscellaneous income	5	110	(105)	N/M

Total operating income	143	198	(55)	-27.8%

NOI
Same Store	38,448	35,584	2,864	8.0%
Non-Same Store	3,695	4,430	(735)	-16.6%

Total NOI (6)	$42,143	$40,014	$2,129	5.3%

(1)	For the three months ended September 30, 2023 and 2022, excludes approximately $113,000 and $(1,169,000), respectively, of casualty-related expenses/(recoveries).
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.
(3)

For the three months ended September 30, 2023 and 2022, excludes approximately $877,000 and $704,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 13

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(4)	For the three months ended September 30, 2023 and 2022, excludes approximately $137,000 and $1,797,000, respectively, of casualty-related recoveries.
(5)

For the three months ended September 30, 2023 and 2022, excludes approximately $263,000 and $163,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our Q3 Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the three months ended September 30, 2023 and 2022 (dollars in thousands, except for per unit data):

	Q3 2023	Q3 2022	% Change
Same Store Total Units	12,917	12,943
Same Store Occupied Units	12,134	12,160
Same Store Ending Occupancy	93.9%	94.0%	-0.1%
Same Store Average Rent per Unit	$1,529	$1,483	3.1%

Same Store Revenues
Same Store Rental Income	$60,275	$57,643	4.6%
Same Store Other Income	1,489	1,383	7.7%

Total Same Store Revenues	61,764	59,026	4.6%

Same Store Operating Expenses
Payroll	4,959	4,932	0.5%
Repairs & Maintenance	4,782	5,117	-6.5%
Utilities	3,030	2,843	6.6%
Real Estate Taxes	6,228	6,296	-1.1%
Insurance	1,447	1,384	4.6%
Property Management Fees	1,773	1,688	5.0%
Office Operations	889	888	0.1%
Marketing	346	382	-9.4%

Total Same Store Operating Expenses	23,454	23,530	-0.3%

Same Store Operating Income
Miscellaneous income	138	88	56.8%
Total Same Store Operating Income	138	88	56.8%

Q3 Same Store NOI	$38,448	$35,584	8.0%

NXRT.NEXPOINT.COM	Page 14

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Q3 Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income
	Total	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	bps Δ	Q3 2023	Q3 2022	% Change
Texas
Dallas	1,932	$1,291	$1,252	3.1%	94.6%	94.0%	60	$7,941	$7,404	7.3%
Average/Total	1,932	1,291	1,252	3.1%	94.6%	94.0%	60	7,941	7,404	7.3%

North Carolina
Charlotte	504	1,406	1,358	3.5%	93.5%	93.8%	-30	2,179	2,107	3.4%
Raleigh/Durham	617	1,474	1,397	5.5%	92.9%	96.0%	-310	2,577	2,580	-0.1%
Average/Total	1,121	1,443	1,379	4.6%	93.1%	95.0%	-190	4,756	4,687	1.5%

Georgia
Atlanta	1,672	1,517	1,468	3.3%	92.0%	93.4%	-140	7,297	7,196	1.4%
Average/Total	1,672	1,517	1,468	3.3%	92.0%	93.4%	-140	7,297	7,196	1.4%

Tennessee
Nashville	1,322	1,312	1,294	1.4%	94.6%	95.0%	-40	5,548	5,412	2.5%
Average/Total	1,322	1,312	1,294	1.4%	94.6%	95.0%	-40	5,548	5,412	2.5%

Florida
Orlando	1,172	1,588	1,540	3.1%	92.7%	93.8%	-110	5,535	5,136	7.8%
Tampa	576	1,433	1,384	3.5%	92.5%	91.5%	100	2,407	2,295	4.9%
South Florida	1,957	2,095	1,938	8.1%	95.5%	95.2%	30	12,556	11,344	10.7%
Average/Total	3,705	1,832	1,726	6.1%	94.2%	94.2%	0	20,498	18,775	9.2%

Arizona
Phoenix	2,009	1,487	1,472	1.0%	95.0%	93.9%	110	9,665	9,301	3.9%
Average/Total	2,009	1,487	1,472	1.0%	95.0%	93.9%	110	9,665	9,301	3.9%

Nevada
Las Vegas	1,156	1,368	1,445	-5.3%	93.2%	91.8%	140	4,570	4,868	-6.1%
Average/Total	1,156	1,368	1,445	-5.3%	93.2%	91.8%	140	4,570	4,868	-6.1%

Average/Total	12,917	$1,529	$1,483	3.1%	93.9%	94.0%	-10	$60,275	$57,643	4.6%

(1)	This table only includes the 35 properties in our Q3 Same Store pool.

NXRT.NEXPOINT.COM	Page 15

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

QoQ Same Store Properties Operating Metrics

(dollars in thousands, except for per unit data)

Properties by Market (1)	Unit Count	Average Effective Rent			Occupancy			Total Rental Income
	Total	Q3 2023	Q2 2023	% Change	Q3 2023	Q2 2023	bps Δ	Q3 2023	Q2 2023	% Change
Texas
Dallas	1,932	$1,291	$1,292	-0.1%	94.6%	93.4%	120	$7,941	$7,919	0.3%
Average/Total	1,932	1,291	1,292	-0.1%	94.6%	93.4%	120	7,941	7,919	0.3%

North Carolina
Charlotte	504	1,406	1,377	2.1%	93.5%	95.0%	-150	2,179	2,177	0.1%
Raleigh/Durham	617	1,474	1,457	1.2%	92.9%	93.3%	-40	2,577	2,625	-1.8%
Average/Total	1,121	1,443	1,421	1.5%	93.1%	94.1%	-100	4,756	4,802	-1.0%

Georgia
Atlanta	1,672	1,517	1,524	-0.5%	92.0%	91.1%	90	7,297	7,021	3.9%
Average/Total	1,672	1,517	1,524	-0.5%	92.0%	91.1%	90	7,297	7,021	3.9%

Tennessee
Nashville	1,322	1,312	1,334	-1.6%	94.6%	94.0%	60	5,548	5,547	0.0%
Average/Total	1,322	1,312	1,334	-1.6%	94.6%	94.0%	60	5,548	5,547	0.0%

Florida
Orlando	1,172	1,588	1,615	-1.7%	92.7%	93.8%	-110	5,535	5,659	-2.2%
Tampa	576	1,433	1,464	-2.1%	92.5%	92.7%	-20	2,407	2,528	-4.8%
South Florida	1,957	2,095	2,058	1.8%	95.5%	96.8%	-130	12,556	12,364	1.6%
Average/Total	3,705	1,832	1,826	0.3%	94.2%	95.2%	-100	20,498	20,551	-0.3%

Arizona
Phoenix	2,009	1,487	1,495	-0.5%	95.0%	95.6%	-60	9,663	9,535	1.3%
Average/Total	2,009	1,487	1,495	-0.5%	95.0%	95.6%	-60	9,663	9,535	1.3%

Nevada
Las Vegas	1,156	1,368	1,400	-2.3%	93.2%	93.2%	0	4,572	4,695	-2.6%
Average/Total	1,156	1,368	1,400	-2.3%	93.2%	93.2%	0	4,572	4,695	-2.6%

Average/Total	12,917	$1,529	$1,535	-0.4%	93.9%	94.0%	-10	$60,275	$60,070	0.3%

(1)	This table only includes the 35 properties in our Q3 Same Store pool.

NXRT.NEXPOINT.COM	Page 16

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

YTD Same Store Results of Operations for the Nine Months Ended September 30, 2023 and 2022

There are 33 properties encompassing 12,355 units of apartment space, or approximately 85% of our Portfolio, in our same store pool for the nine months ended September 30, 2023 and 2022 (our “YTD Same Store” properties). Our YTD Same Store properties exclude the following 6 properties in our Portfolio as of September 30, 2023: Old Farm, Stone Creek at Old Farm, Timber Creek, Radbourne Lake, The Adair and Estates on Maryland, as well as the 67 units mentioned on page 2 that are currently down.

As of September 30, 2023, our YTD Same Store properties were approximately 93.9% leased with a weighted average monthly effective rent per occupied apartment unit of $1,524, a year-over-year decrease of 10 bps and an increase of $45, respectively.

The following table reflects the revenues, property operating expenses and NOI for the nine months ended September 30, 2023 and 2022 for our YTD Same Store and Non-Same Store properties (dollars in thousands):

	For the Nine Months Ended September 30,
	2023	2022	$ Change	% Change
Revenues
Same Store
Rental income	$171,589	$158,615	$12,974	8.2%
Other income	4,265	4,075	190	4.7%

Same Store revenues	175,854	162,690	13,164	8.1%
Non-Same Store
Rental income	31,628	31,334	294	0.9%
Other income	998	579	419	N/M

Non-Same Store revenues	32,626	31,913	713	2.2%

Total revenues	208,480	194,603	13,877	7.1%

Operating expenses
Same Store
Property operating expenses (1)	36,828	34,303	2,525	7.4%
Real estate taxes and insurance	23,271	22,062	1,209	5.5%
Property management fees (2)	5,090	4,684	406	8.7%
Property general and administrative expenses (3)	3,528	3,339	189	5.7%

Same Store operating expenses	68,717	64,388	4,329	6.7%
Non-Same Store
Property operating expenses (4)	8,584	7,694	890	11.6%
Real estate taxes and insurance	4,915	5,608	(693)	-12.4%
Property management fees (2)	999	945	54	5.7%
Property general and administrative expenses (5)	903	837	66	7.9%

Non-Same Store operating expenses	15,401	15,084	317	2.1%

Total operating expenses	84,118	79,472	4,646	5.8%

Operating income
Same Store
Miscellaneous income	751	199	552	N/M
Non-Same Store
Miscellaneous income	129	327	(198)	N/M

Total operating income	880	526	354	67.3%

NOI
Same Store	107,888	98,501	9,387	9.5%
Non-Same Store	17,354	17,156	198	1.2%

Total NOI (6)	$125,242	$115,657	$9,585	8.3%

(1)	For the nine months ended September 30, 2023 and 2022, excludes approximately $1,382,000 and $666,000, respectively, of casualty-related recoveries.
(2)	Fees incurred to an unaffiliated third party that is an affiliate of the noncontrolling limited partner of the OP.

NXRT.NEXPOINT.COM	Page 17

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

(3)

For the nine months ended September 30, 2023 and 2022, excludes approximately $2,107,000 and $1,879,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(4)	For the nine months ended September 30, 2023 and 2022, excludes approximately $50,000 and $(2,531,000), respectively, of casualty-related expenses/(recoveries).
(5)

For the nine months ended September 30, 2023 and 2022, excludes approximately $589,000 and $531,000, respectively, of expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(6)	For additional information regarding NOI, see the “Definitions and Reconciliations of Non-GAAP Measures” and “NOI and Same Store NOI” sections of this release.

The following table contains additional information about our YTD Same Store properties rent and occupancy metrics, revenues, operating expenses and NOI for the nine months ended September 30, 2023 and 2022 (dollars in thousands, except for per unit data):

	YTD 2023	YTD 2022	% Change
Same Store Total Units	12,355	12,381
Same Store Occupied Units	11,599	11,632
Same Store Ending Occupancy	93.9%	94.0%	-0.1%
Same Store Average Rent per Unit	$1,524	$1,479	3.0%

Same Store Revenues
Same Store Rental Income	$171,589	$158,615	8.2%
Same Store Other Income	4,265	4,075	4.7%

Total Same Store Revenues	175,854	162,690	8.1%

Same Store Operating Expenses
Payroll	14,425	13,386	7.8%
Repairs & Maintenance	14,591	13,533	7.8%
Utilities	7,812	7,384	5.8%
Real Estate Taxes	19,161	18,186	5.4%
Insurance	4,110	3,876	6.0%
Property Management Fees	5,090	4,684	8.7%
Office Operations	2,519	2,310	9.0%
Marketing	1,009	1,029	-1.9%

Total Same Store Operating Expenses	68,717	64,388	6.7%

Same Store Operating Income
Miscellaneous income	751	199	277.4%

Total Same Store Operating Income	751	199	277.4%

YTD Same Store NOI	$107,888	$98,501	9.5%

NXRT.NEXPOINT.COM	Page 18

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

FFO, Core FFO and AFFO

The following table reconciles our calculations of FFO, Core FFO and AFFO to net income (loss), the most directly comparable GAAP financial measure, for the three and nine months ended September 30, 2023 and 2022 (in thousands, except per share amounts):

		For the Three Months Ended September 30,		For the Nine Months Ended September 30,
		2023	2022	2023	2022	% Change (1)
Net income (loss)		$33,878	$(599)	$26,012	$(13,093)	N/M
Depreciation and amortization		23,797	25,224	70,935	74,490	-4.8%
Gain on sales of real estate		(43,090)	—	(43,090)	—	0.0%
Adjustment for noncontrolling interests		(55)	(99)	(205)	(228)	-10.1%

FFO attributable to common stockholders		14,530	24,526	53,652	61,169	-12.3%

FFO per share - basic		$0.57	$0.96	$2.09	$2.39	-12.6%

FFO per share - diluted		$0.55	$0.94	$2.05	$2.34	-12.4%

Loss on extinguishment of debt and modification costs		2,215	—	2,093	—	0.0%
Casualty-related expenses/(recoveries)		(24)	(2,966)	(1,332)	672	N/M
Casualty losses (gains)		100	—	980	(357)	N/M
Gain on forfeited deposits		—	—	(250)	—	0.0%
Amortization of deferred financing costs - acquisition term notes		330	281	991	786	26.1%
Adjustment for noncontrolling interests		(9)	11	(11)	(3)	N/M

Core FFO attributable to common stockholders		17,142	21,852	56,123	62,267	-9.9%

Core FFO per share - basic		$0.67	$0.85	$2.19	$2.43	-9.9%

Core FFO per share - diluted		$0.65	$0.84	$2.14	$2.38	-10.1%

Amortization of deferred financing costs - long term debt		408	453	1,222	1,247	-2.0%
Equity-based compensation expense		2,494	2,025	6,955	5,906	17.8%
Adjustment for noncontrolling interests		(11)	(10)	(31)	(27)	14.8%

AFFO attributable to common stockholders		20,033	24,320	64,269	69,393	-7.4%

AFFO per share - basic		$0.78	$0.95	$2.51	$2.71	-7.4%

AFFO per share - diluted		$0.76	$0.93	$2.45	$2.65	-7.5%

Weighted average common shares outstanding - basic		25,674	25,598	25,647	25,630	0.1%

Weighted average common shares outstanding - diluted	(2)	26,302	26,127	26,228	26,177	0.2%

Dividends declared per common share		$0.42	$0.38	$1.26	$1.14	10.5%

Net income (loss) Coverage - diluted	(3)	3.05x	-0.05x	0.79x	-0.45x	275.6%
FFO Coverage - diluted	(3)	1.32x	2.47x	1.63x	2.05x	-20.7%
Core FFO Coverage - diluted	(3)	1.55x	2.20x	1.70x	2.09x	-18.6%
AFFO Coverage - diluted	(3)	1.81x	2.45x	1.94x	2.32x	-16.4%

(1)	Represents the percentage change for the nine months ended September 30, 2023 compared to the nine months ended September 30, 2022.
(2)	The Company uses actual diluted weighted average common shares outstanding when in a dilutive position for FFO, Core FFO and AFFO.
(3)	Indicates coverage ratio of Net Income (Loss)/FFO/Core FFO/AFFO per common share (diluted) over dividends declared per common share during the period.

NXRT.NEXPOINT.COM	Page 19

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Capital Expenditures

	Q3 2023	Q3 2022	% Change	YTD 2023	YTD 2022	% Change
($ in thousands)
Capital Expenditures
Acquisition Capital Expenditures	$—	$—	N/A	$—	$143,400	-100.0%

Capitalized Rehab Expenditures
Interior	7,246	6,946	4.3%	21,898	17,584	24.5%
Exterior and common area	1,785	3,519	-49.3%	10,370	6,874	50.9%

Capitalized Maintenance Expenditures
Recurring	3,282	3,943	-16.8%	9,502	8,979	5.8%
Non-Recurring	928	2,012	-53.9%	6,641	5,378	23.5%

Total Capital Expenditures	$13,241	$16,420	-19.4%	$48,410	$182,214	-73.4%

NXRT.NEXPOINT.COM	Page 20

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Interiors (Full & Partials)

Property Name (1)	Units	Rehab Units Completed (2)	Average Rent Pre-Rehab	Average Rent Post-Rehab	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change %	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	155	$1,224	$1,438	$10,375	17.5%	24.7%
Arbors on Forest Ridge	210	180	814	916	4,388	12.6%	27.9%
Atera Apartments	380	233	1,207	1,356	3,420	12.4%	52.5%
Avant at Pembroke Pines	1,520	594	1,828	2,081	17,084	13.8%	17.7%
Bella Solara	320	128	1,284	1,446	11,216	12.7%	17.4%
Bella Vista	248	200	1,462	1,606	10,529	9.8%	16.3%
Bloom	528	160	1,241	1,405	14,199	13.2%	13.8%
Brandywine I & II	632	548	1,033	1,218	10,728	17.8%	20.6%
Courtney Cove	324	300	1,000	1,113	4,974	11.3%	27.1%
Creekside at Matthews	240	81	1,312	1,512	12,396	15.3%	19.4%
Cutter’s Point	196	158	1,004	1,133	6,732	12.9%	23.0%
Estates on Maryland	330	109	1,285	1,474	13,332	14.7%	17.0%
Fairways of San Marcos	352	143	1,509	1,700	13,665	12.6%	16.8%
High House at Cary	302	103	1,348	1,614	13,205	19.7%	24.1%
Madera Point	256	260	871	982	4,533	12.8%	29.5%
Parc500	217	218	1,304	1,493	14,723	14.5%	15.4%
Radbourne Lake	225	381	1,079	1,150	2,841	6.6%	29.9%
Residences at Glenview Reserve	360	242	1,122	1,339	13,335	19.3%	19.5%
Residences at West Place	342	156	1,504	1,710	11,892	13.7%	20.8%
Rockledge Apartments	708	468	1,236	1,443	11,067	16.7%	22.4%
Sabal Palm at Lake Buena Vista	400	87	1,635	1,867	12,391	14.2%	22.5%
Seasons 704 Apartments	222	231	1,227	1,369	7,783	11.5%	21.8%
Six Forks Station	323	133	1,143	1,433	12,842	25.4%	27.1%
Summers Landing	196	55	1,094	1,319	11,208	20.6%	24.1%
Summit at Sabal Park	252	238	1,003	1,105	5,833	10.1%	20.9%
The Adair	232	113	1,749	2,035	11,740	16.4%	29.3%
The Cornerstone	430	512	1,059	1,153	4,895	8.9%	23.0%
The Enclave	204	172	1,468	1,654	10,392	12.7%	21.5%
The Heritage	204	177	1,406	1,540	9,609	9.6%	16.8%
The Preserve at Terrell Mill	752	779	898	1,078	11,366	20.1%	19.0%
The Verandas at Lake Norman	264	86	1,361	1,578	10,907	16.0%	23.9%
The Venue on Camelback	415	271	775	1,027	10,248	32.5%	29.5%
Timber Creek	352	250	900	1,044	7,461	16.0%	23.2%
Torreyana Apartments	316	55	1,478	1,611	13,458	9.0%	11.9%
Venue at 8651	333	298	822	933	6,982	13.5%	19.1%
Versailles	388	315	816	919	6,134	12.6%	20.1%
Versailles II	242	82	903	1,038	5,632	15.0%	28.9%

Total/Weighted Average	13,561	8,671	$1,153	$1,320	$9,565	14.5%	21.0%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all full and partial interior upgrades completed through September 30, 2023.
(3)	Inclusive of all full and partial interior upgrades completed and leased through September 30, 2023.

NXRT.NEXPOINT.COM	Page 21

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Kitchen & Laundry Appliances

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	313	$858	$50	69.7%
Arbors on Forest Ridge	210	130	770	42	64.7%
Atera Apartments	380	366	810	40	59.7%
Avant at Pembroke Pines	1,520	324	1,403	49	41.5%
Brandywine I & II	632	189	1,033	71	81.9%
Creekside at Matthews	240	159	1,085	45	49.8%
Cutter’s Point	196	137	740	46	74.2%
Estates on Maryland	330	16	1,083	35	38.8%
Madera Point	256	157	885	30	40.2%
Radbourne Lake	225	224	717	40	66.9%
Rockledge Apartments	708	619	818	40	58.7%
Sabal Palm at Lake Buena Vista	400	634	599	86	171.8%
Six Forks Station	323	196	1,087	55	60.7%
Summers Landing	196	96	828	50	72.4%
Summit at Sabal Park	252	249	994	40	48.3%
The Adair	232	11	1,083	84	92.8%
The Cornerstone	430	17	809	50	74.2%
The Verandas at Lake Norman	264	138	1,083	55	60.9%
Timber Creek	352	136	750	45	72.0%
Venue at 8651	333	257	761	47	73.3%
Versailles	388	306	868	50	68.4%
Versailles II	242	138	885	28	38.4%

Total/Weighted Average	8,455	4,812	$897	$49	65.3%

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all kitchen and laundry appliance upgrades completed through September 30, 2023.
(3)	Inclusive of all kitchen and laundry appliance upgrades completed and leased through September 30, 2023.

NXRT.NEXPOINT.COM	Page 22

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Value-Add Program Details: Smart Home Technology Packages

Property Name (1)	Units	Rehab Units Completed (2)	Avg. Rehab Cost Per Unit (3)	Post-Rehab Rent Change $	ROI (3)
Value-Add Programs In Progress
Arbors of Brentwood	346	346	$1,419	$45	30.9%
Arbors on Forest Ridge	210	210	1,416	45	30.9%
Atera Apartments	380	380	1,339	50	37.0%
Avant at Pembroke Pines	1,520	1,520	1,350	45	32.4%
Bella Solara	320	320	820	35	39.5%
Bella Vista	248	248	970	40	39.3%
Bloom	528	528	901	40	42.3%
Brandywine I & II	632	632	1,234	45	35.5%
Courtney Cove	324	324	1,238	35	26.2%
Creekside at Matthews	240	240	913	65	72.9%
Cutter’s Point	196	196	1,400	45	31.3%
Estates on Maryland	330	330	913	45	48.0%
Fairways of San Marcos	352	352	901	40	42.3%
High House at Cary	302	302	899	65	74.1%
Madera Point	256	256	1,283	45	34.1%
Old Farm	734	734	928	45	47.2%
Radbourne Lake	225	225	630	35	51.4%
Residences at Glenview Reserve	360	360	1,017	45	43.1%
Rockledge Apartments	708	708	942	35	34.4%
Sabal Palm at Lake Buena Vista	400	400	1,237	45	35.4%
Six Forks Station	323	323	844	35	38.4%
Stone Creek at Old Farm	190	190	909	45	48.2%
Summers Landing	196	196	1,449	45	30.2%
The Adair	232	232	913	45	48.0%
The Cornerstone	430	430	1,236	45	35.4%
The Enclave	204	204	966	40	39.4%
The Heritage	204	204	997	40	38.2%
The Verandas at Lake Norman	264	264	954	65	69.8%
Timber Creek	352	352	1,299	45	33.7%
Torreyana Apartments	316	316	900	35	36.0%
Venue at 8651	333	333	1,229	45	35.6%
Versailles	388	388	1,080	45	40.6%
Versailles II	242	242	1,241	45	35.3%

Total/Weighted Average	12,285	12,285	$1,109	$44	37.8%

Planned Value-Add Programs				Rent Change & ROI (Projections)
Residences at West Place	342	—	TBD	TBD	TBD
Seasons 704 Apartments	222	—	TBD	TBD	TBD
Summit at Sabal Park	252	—	TBD	TBD	TBD
The Preserve at Terrell Mill	752	—	TBD	TBD	TBD
The Venue on Camelback	415	—	TBD	TBD	TBD

Total/Weighted Average Planned	1,983	—	TBD	TBD	TBD

(1)	We do not plan to upgrade 100% of the units at each of our properties.
(2)	Inclusive of all smart home technology package upgrades completed through September 30, 2023.
(3)	Inclusive of all smart home technology package upgrades completed and leased through September 30, 2023.

NXRT.NEXPOINT.COM	Page 23

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Outstanding Debt Details

Mortgage Debt

The following table contains summary information concerning the mortgage debt of the Company as of September 30, 2023 (dollars in thousands):

Operating Properties	Type	Term (months)	Outstanding Principal (1)	Interest Rate (2)	Maturity Date
Arbors on Forest Ridge	Floating	120	$19,184	6.87%	12/1/2032
Cutter’s Point	Floating	120	21,524	6.87%	12/1/2032
The Summit at Sabal Park	Floating	120	30,826	6.87%	12/1/2032
Courtney Cove	Floating	120	36,146	6.87%	12/1/2032
The Preserve at Terrell Mill	Floating	120	71,098	6.87%	12/1/2032
Versailles	Floating	120	40,247	6.87%	12/1/2032
Seasons 704 Apartments	Floating	120	33,132	6.87%	12/1/2032
Madera Point	Floating	120	34,457	6.87%	12/1/2032
Venue at 8651	Floating	120	18,690	6.87%	12/1/2032
The Venue on Camelback	Floating	120	42,788	7.50%	2/1/2033
Sabal Palm at Lake Buena Vista	Floating	84	42,100	6.73%	9/1/2025
Cornerstone	Floating	120	46,804	7.41%	12/1/2032
Parc500	Floating	120	29,416	6.87%	12/1/2032
Rockledge Apartments	Floating	120	93,129	6.87%	12/1/2032
Atera Apartments	Floating	120	46,198	6.87%	12/1/2032
Versailles II	Floating	84	12,061	6.61%	10/1/2025
Brandywine I & II	Floating	84	43,835	6.61%	10/1/2025
Bella Vista	Floating	84	29,040	6.75%	2/1/2026
The Enclave	Floating	84	25,322	6.75%	2/1/2026
The Heritage	Floating	84	24,625	6.75%	2/1/2026
Summers Landing	Floating	84	10,109	6.61%	10/1/2025
Residences at Glenview Reserve	Floating	84	25,645	6.87%	10/1/2025
Residences at West Place	Fixed	120	33,817	4.24%	10/1/2028
Avant at Pembroke Pines	Floating	84	177,100	6.86%	9/1/2026
Arbors of Brentwood	Floating	84	34,237	6.86%	10/1/2026
Torreyana Apartments	Floating	120	50,580	6.87%	12/1/2032
Bloom	Floating	120	59,830	6.87%	12/1/2032
Bella Solara	Floating	120	40,328	6.87%	12/1/2032
Fairways at San Marcos	Floating	120	60,228	6.87%	12/1/2032
The Verandas at Lake Norman	Floating	84	34,925	7.17%	7/1/2028
Creekside at Matthews	Floating	120	29,648	6.87%	12/1/2032
Six Forks Station	Floating	120	41,180	7.03%	10/1/2031
High House at Cary	Floating	84	46,625	7.33%	1/1/2029
The Adair	Floating	84	35,115	7.29%	4/1/2029
Estates on Maryland	Floating	84	43,157	7.29%	4/1/2029

			1,463,146
Fair market value adjustment			530
Deferred financing costs, net of accumulated amortization of $3,351			(10,205)

			$1,453,471

Held For Sale Properties
Old Farm	Floating	84	52,886	7.11%	7/1/2024
Stone Creek at Old Farm	Floating	84	15,274	7.11%	7/1/2024
Timber Creek	Floating	84	24,100	6.69%	10/1/2025
Radbourne Lake	Floating	84	20,000	6.72%	10/1/2025

			112,260
Deferred financing costs, net of accumulated amortization of $1,005			(234)

			$112,026

(1)	Mortgage debt that is non-recourse to the Company and encumbers the multifamily properties.
(2)

Interest rate is based on a reference rate plus an applicable margin, except for fixed rate mortgage debt. The reference rate used in our Portfolio is 30-Day Average Secured Overnight Financing Rate (“SOFR”). Loans that transitioned from LIBOR to SOFR include a 0.11448% adjustment to the all-in rate. As of September 30, 2023, 30-Day Average SOFR was 5.32%.

NXRT.NEXPOINT.COM	Page 24

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Credit Facility

The following table contains summary information concerning the Company’s credit facility as of September 30, 2023 (dollars in thousands):

	Type	Term (months)	Outstanding Principal	Interest Rate (1)	Maturity Date
Corporate Credit Facility	Floating	36	$41,000	7.57%	6/30/2025
Deferred financing costs, net of accumulated amortization of $1,975			(1,032)

			$39,968

(1)	Interest rate is based on Term SOFR plus an applicable margin. Term SOFR as of September 30, 2023 was 5.32%.

Interest Rate Swap Agreements

As of September 30, 2023, the Company had the following outstanding interest rate swaps that were designated as cash flow hedges of interest rate risk (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
June 1, 2019	June 1, 2024	KeyBank	$50,000	2.0020%
June 1, 2019	June 1, 2024	Truist	50,000	2.0020%
September 1, 2019	September 1, 2026	KeyBank	100,000	1.4620%
September 1, 2019	September 1, 2026	KeyBank	125,000	1.3020%
January 3, 2020	September 1, 2026	KeyBank	92,500	1.6090%
March 4, 2020	June 1, 2026	Truist	100,000	0.8200%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.8450%
June 1, 2021	September 1, 2026	KeyBank	200,000	0.9530%
March 1, 2022	March 1, 2025	Truist	145,000	0.5730%
March 1, 2022	March 1, 2025	Truist	105,000	0.6140%

			$1,167,500	1.0682	%(2)

(1)	The floating rate option for the interest rate swaps is one-month fallback LIBOR. As of September 30, 2023, one-month fallback LIBOR was 5.43%.
(2)	Represents the weighted average fixed rate of the interest rate swaps.

The following table contains summary information regarding our forward interest rate swap (dollars in thousands):

Effective Date	Termination Date	Counterparty	Notional Amount	Fixed Rate (1)
September 1, 2026	January 1, 2027	KeyBank	$92,500	1.7980%

(1)	The floating rate option for the interest rate swaps is one-month fallback LIBOR. As of September 30, 2023, one-month fallback LIBOR was 5.43%.

NXRT.NEXPOINT.COM	Page 25

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Interest Rate Cap Agreements

As of September 30, 2023, the Company had the following interest rate caps outstanding that are not designated as cash flow hedges of interest rate risk (dollars in thousands):

Properties	Type	Maturity Date	Notional	Strike Rate
Residences at Glenview Reserve	Floating	10/1/2024	25,977	4.81%	(1)
Timber Creek	Floating	10/1/2024	24,100	4.99%	(1)
Brandywine I & II	Floating	10/1/2024	43,835	6.82%
Radbourne Lake	Floating	10/1/2024	20,000	6.46%
Summers Landing	Floating	10/1/2024	10,109	6.07%
Versailles II	Floating	10/1/2024	12,061	6.82%
Fairways at San Marcos	Floating	12/1/2023	46,464	3.37%	(1)
The Verandas at Lake Norman	Floating	7/1/2024	34,925	3.40%	(1)
Creekside at Matthews	Floating	7/1/2024	31,900	4.40%	(1)
Six Forks Station	Floating	10/1/2024	41,180	4.00%	(1)
High House at Cary	Floating	1/1/2025	46,625	2.74%	(1)
Estates on Maryland	Floating	4/1/2025	43,157	3.91%	(1)
The Adair	Floating	4/1/2025	35,115	3.91%	(1)
Rockledge Apartments	Floating	12/1/2025	93,129	6.45%
The Preserve at Terrell Mill	Floating	12/1/2025	71,098	6.45%
Fairways at San Marcos	Floating	12/1/2025	60,228	6.70%
Bloom	Floating	12/1/2025	59,830	6.70%
Atera Apartments	Floating	12/1/2025	46,198	6.45%
Silverbrook	Floating	12/1/2025	46,088	6.45%
Torreyana Apartments	Floating	12/1/2025	50,580	6.70%
Cornerstone	Floating	12/1/2025	46,804	6.66%
Versailles	Floating	12/1/2025	40,247	6.45%
Bella Solara	Floating	12/1/2025	40,328	6.70%
Courtney Cove	Floating	12/1/2025	36,146	6.70%
Madera Point	Floating	12/1/2025	34,457	6.70%
Creekside at Matthews	Floating	12/1/2025	29,648	6.45%
Parc500	Floating	12/1/2025	29,416	6.45%
Seasons 704 Apartments	Floating	12/1/2025	33,132	6.70%
The Summit at Sabal Park	Floating	12/1/2025	30,826	6.70%
Cutter’s Point	Floating	12/1/2025	21,524	6.45%
Venue at 8651	Floating	12/1/2025	18,690	6.45%
The Heritage	Floating	12/1/2025	24,625	5.18%	(1)
The Enclave	Floating	2/1/2024	25,322	5.18%	(1)
Bella Vista	Floating	2/1/2024	29,040	5.18%	(1)
Sabal Palm at Lake Buena Vista	Floating	9/1/2024	42,100	6.20%
Arbors on Forest Ridge	Floating	12/1/2025	19,184	6.70%
Venue on Camelback	Floating	2/1/2026	42,788	6.07%

			$1,386,876	5.82%

(1)	As of September 30, 2023, these properties have rate caps that are below the 30-Day Average SOFR rate of 5.32%.

NXRT.NEXPOINT.COM	Page 26

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Debt Maturity Schedule

The following table summarizes our contractual obligations and commitments as of September 30, 2023 for the next five calendar years subsequent to September 30, 2023 and thereafter. We used the applicable reference rates as of September 30, 2023 to calculate interest expense due by period on our floating rate debt and net interest expense due by period on our interest rate swaps.

		Payments Due by Period (in thousands)

		Total	Remainder of 2023	2024	2025	2026	2027	Thereafter
Operating Properties Mortgage Debt
Principal payments		$1,463,146	$71	$301	$133,378	$290,324	$—	$1,039,072
Interest expense	(1)	572,421	27,866	57,453	65,177	61,743	73,225	286,957

Total		$2,035,567	$27,937	$57,754	$198,555	$352,067	$73,225	$1,326,029

Held For Sale Property Mortgage Debt
Principal payments		$112,260	$—	$68,160	$44,100	$—	$—	$—
Interest expense		4,780	2,403	2,377	—	—	—	—

Total		$117,040	$2,403	$70,537	$44,100	$—	$—	$—

Credit Facility
Principal payments		$41,000	$—	$—	$41,000	$—	$—	$—
Interest expense		5,500	793	3,155	1,552	—	—	—

Total		$46,500	$793	$3,155	$42,552	$—	$—	$—

Total contractual obligations and commitments		$2,199,107	$31,133	$131,446	$285,207	$352,067	$73,225	$1,326,029

(1)

Interest expense obligations includes the impact of expected settlements on interest rate swaps which have been entered into in order to fix the interest rate on the hedged portion of our floating rate debt obligations. As of September 30, 2023, we had entered into 10 interest rate swap transactions with a combined notional amount of $1.2 billion. We have allocated the total impact of expected settlements on the $1.2 billion notional amount of interest rate swaps to ‘Operating Properties Mortgage Debt.’ We used the applicable reference rates as of September 30, 2023 to determine our expected settlements through the terms of the interest rate swaps.

(2)

As of September 30, 2023, we had total indebtedness of $1.6 billion at an adjusted weighted average interest rate of 3.74% of which $1.6 billion was debt with a floating interest rate. As of September 30, 2023, interest rate swap agreements effectively covered 76% of our $1.5 billion of floating rate mortgage debt outstanding and rate caps agreements effectively covered 22% of our $1.6 billion of floating rate mortgage debt. For purposes of calculating the adjusted weighted average interest rate of the total indebtedness, we have included the weighted average fixed rate of 1.0682% for one-month fallback LIBOR on the $1.2 billion notional amount of interest rate swap agreements that we have entered into as of September 30, 2023.

NXRT.NEXPOINT.COM	Page 27

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Acquisition Details

(in thousands, except for unit and per unit amounts)

Property Name (1)	Location	Units	Transaction Date	Purchase Price	Rehab Budget (2)	Total Investment	Per Unit
Arbors on Forest Ridge	Bedford, TX	210	1/31/2014	$12,805	$1,449	$14,254	$67,876
Cutter’s Point	Richardson, TX	196	1/31/2014	15,845	1,357	17,202	87,765
The Summit at Sabal Park	Tampa, FL	252	8/20/2014	19,050	1,656	20,706	82,167
Courtney Cove	Tampa, FL	324	8/20/2014	18,950	1,691	20,641	63,707
Radbourne Lake	Charlotte, NC	225	9/30/2014	24,250	1,438	25,688	114,169
Timber Creek	Charlotte, NC	352	9/30/2014	22,750	4,334	27,084	76,943
Sabal Palm at Lake Buena Vista	Orlando, FL	400	11/5/2014	49,500	1,346	50,846	127,115
Cornerstone	Orlando, FL	430	1/15/2015	31,550	2,662	34,212	79,563
The Preserve at Terrell Mill	Marietta, GA	752	2/6/2015	58,000	6,688	64,688	86,021
Versailles	Dallas, TX	388	2/26/2015	26,165	3,917	30,082	77,531
Seasons 704 Apartments	West Palm Beach, FL	222	4/15/2015	21,000	1,900	22,900	103,153
Madera Point	Mesa, AZ	256	8/5/2015	22,525	1,808	24,333	95,051
Venue at 8651	Fort Worth, TX	333	10/30/2015	19,250	4,592	23,842	71,598
Parc500	West Palm Beach, FL	217	7/27/2016	22,421	5,082	27,503	126,742
The Venue on Camelback	Phoenix, AZ	415	10/11/2016	44,600	6,018	50,618	121,971
Old Farm	Houston, TX	734	12/29/2016	84,721	1,135	85,856	116,970
Stone Creek at Old Farm	Houston, TX	190	12/29/2016	23,332	456	23,788	125,200
Rockledge Apartments	Marietta, GA	708	6/30/2017	113,500	7,685	121,185	171,165
Atera Apartments	Dallas, TX	380	10/25/2017	59,200	3,721	62,921	165,582
Versailles II	Dallas, TX	242	9/26/2018	24,680	2,797	27,477	113,541
Brandywine I & II	Nashville, TN	632	9/26/2018	79,800	7,762	87,562	138,547
Bella Vista	Phoenix, AZ	248	1/28/2019	48,400	3,414	51,814	208,927
The Enclave	Tempe, AZ	204	1/28/2019	41,800	2,608	44,408	217,686
The Heritage	Phoenix, AZ	204	1/28/2019	41,900	2,660	44,560	218,431
Summers Landing	Fort Worth, TX	196	6/7/2019	19,396	2,980	22,376	114,163
Residences at Glenview Reserve	Nashville, TN	360	7/17/2019	45,000	5,695	50,695	140,819
Residences at West Place	Orlando, FL	342	7/17/2019	55,000	4,129	59,129	172,892
Avant at Pembroke Pines	Pembroke Pines, FL	1,520	8/30/2019	322,000	32,583	354,583	233,278
Arbors of Brentwood	Nashville, TN	346	9/10/2019	62,250	4,248	66,498	192,191
Torreyana Apartments	Las Vegas, NV	316	11/22/2019	68,000	2,771	70,771	223,959
Bloom	Las Vegas, NV	528	11/22/2019	106,500	4,786	111,286	210,769
Bella Solara	Las Vegas, NV	320	11/22/2019	66,500	3,642	70,142	219,194
Fairways at San Marcos	Chandler, AZ	352	11/2/2020	84,480	4,482	88,962	252,733
The Verandas at Lake Norman	Cornelius, NC	264	6/30/2021	63,500	4,628	68,128	258,061
Creekside at Matthews	Matthews, NC	240	6/30/2021	58,000	3,943	61,943	258,096
Six Forks Station	Raleigh, NC	323	9/10/2021	74,760	6,431	81,191	251,365
High House at Cary	Cary, NC	302	12/7/2021	93,250	1,677	94,927	314,328
The Adair	Sandy Springs, GA	232	4/1/2022	65,500	5,390	70,890	305,560
Estates on Maryland	Phoenix, AZ	330	4/1/2022	77,900	4,636	82,536	250,109

Total/Weighted Average		14,485		$2,188,030	$170,197	$2,358,227	$162,805

(1)	Only includes properties owned as of September 30, 2023.
(2)	Includes interior and exterior rehab.

NXRT.NEXPOINT.COM	Page 28

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Historical Disposition Details

(in thousands, except unit and per unit amounts)

Property Name	Location	Units	Purchase Price	Sale Price	Per Unit	Sale Date	Net Cash Proceeds (1)	Gain on Sale
Meridian	Austin, TX	200	$12,300	$17,250	$86,250	5/10/2016	$16,981	$4,786
Park at Regency and Mandarin Reserve	Jacksonville, FL	679	34,500	47,000	69,219	6/6/2016	46,239	11,584
Park at Blanding and Colonial Forest	Jacksonville, FL	291	12,000	14,500	49,828	8/31/2016	14,259	2,007
Willowdale Crossings	Frederick, MD	432	41,000	45,200	104,630	9/15/2016	44,439	5,576
Jade Park	Dayton Beach, FL	144	7,800	10,000	69,444	9/30/2016	9,868	1,979
The Miramar Apartments	Dallas, TX	314	8,875	16,550	52,707	4/3/2017	16,326	6,368
Toscana	Dallas, TX	192	8,875	13,250	69,010	4/3/2017	13,040	4,283
The Grove at Alban	Frederick, MD	290	23,050	27,500	94,828	4/3/2017	27,021	4,514
Twelve 6 Ten at the Park	Dallas, TX	402	20,984	26,600	66,169	4/27/2017	26,349	4,731
Regatta Bay	Seabrook, TX	240	18,200	28,200	117,500	7/14/2017	27,670	10,423
NAVA Portfolio (2)	Atlanta, GA	1,100	66,200	116,000	105,455	9/27/2017	114,010	48,046
Timberglen	Dallas, TX	304	16,950	30,000	98,684	1/31/2018	29,553	13,742
Edgewater at Sandy Springs	Atlanta, GA	760	58,000	101,250	133,224	8/28/2019	100,219	47,329
Belmont at Duck Creek	Garland, TX	240	18,525	29,500	122,917	8/28/2019	29,148	11,985
The Ashlar	Dallas, TX	264	16,235	29,400	111,364	8/28/2019	29,050	13,205
Heatherstone	Dallas, TX	152	9,450	16,275	107,072	8/28/2019	16,054	6,368
The Pointe at the Foothills	Mesa, AZ	528	52,275	85,400	161,742	8/28/2019	84,663	37,925
Abbington Heights	Antioch, TN	274	17,900	28,050	102,372	8/30/2019	27,630	10,888
Southpoint Reserve at Stoney Creek	Fredericksburg, VA	156	17,000	23,500	150,641	3/20/2020	23,176	5,469
Willow Grove	Nashville, TN	244	13,750	31,300	128,279	3/26/2020	31,005	17,513
Woodbridge	Nashville, TN	220	16,000	31,700	144,091	3/26/2020	31,237	15,990
Eagle Crest	Irving, TX	447	27,325	55,500	124,161	9/30/2020	54,779	30,160
Beechwood Terrace	Antioch, TN	300	21,400	53,600	178,667	11/1/2021	53,003	33,960
Cedar Pointe	Antioch, TN	210	26,500	37,650	179,286	11/1/2021	37,231	12,252
Hollister Place	Houston, TX	260	24,500	36,750	141,346	12/29/2022	36,455	14,684
Silverbrook	Grand Prairie, TX	642	30,400	70,000	109,034	9/22/2023	69,431	43,090

Total/Weighted Average		9,285	$619,994	$1,021,925	$110,062		$1,008,836	$418,857

(1)	Represents sales price, net of closing costs.
(2)	The NAVA Portfolio consists of The Arbors, The Crossings, The Crossings at Holcomb Bridge and The Knolls.

NXRT.NEXPOINT.COM	Page 29

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Definitions and Reconciliations of Non-GAAP Measures

Definitions

This presentation contains non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flows of the Company. The non-GAAP financial measures used within this presentation are net operating income (“NOI”), funds from operations attributable to common stockholders (“FFO”), FFO per diluted share, Core FFO, Core FFO per diluted share, adjusted FFO (“AFFO”), AFFO per diluted share and net debt.

NOI is used by investors and our management to evaluate and compare the performance of our properties to other comparable properties, to determine trends in earnings and to compute the fair value of our properties. NOI is calculated by adjusting net income (loss) to add back (1) interest expense (2) advisory and administrative fees, (3) the impact of depreciation and amortization expenses, (4) corporate general and administrative expenses, (5) other gains and losses that are specific to us including gain (loss) on extinguishment of debt and modification costs, (6) casualty-related expenses/(recoveries) and casualty gains (losses), (7) gain on forfeited deposits, (8) equity in earnings from affiliate, (9) property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on behalf of the Company at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees and (10) gain on sales of real estate. We define “Same Store NOI” as NOI for our properties that are comparable between periods. We view Same Store NOI as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods.

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income (loss) computed in accordance with GAAP, excluding gains or losses from real estate dispositions, if applicable, plus real estate depreciation and amortization. We compute FFO in accordance with NAREIT’s definition. Our presentation differs slightly in that we begin with net income (loss) before adjusting for amounts attributable to redeemable noncontrolling interests in the OP and we show the amount attributable to such noncontrolling interests as an adjustment to arrive at FFO attributable to common stockholders.

Core FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the ongoing operating performance of our Portfolio. Core FFO adjusts FFO to remove items such as gain on extinguishment of debt and modification costs, casualty-related expenses/and recoveries and gains (losses), gain on forfeited deposits, the amortization of deferred financing costs incurred in connection with obtaining short-term debt financing and the noncontrolling interests (as described above) related to these items.

AFFO makes certain adjustments to Core FFO. There is no industry standard definition of AFFO and practice is divergent across the industry. AFFO adjusts Core FFO to remove items such as equity-based compensation expense and the amortization of deferred financing costs incurred in connection with obtaining long-term debt financing and the noncontrolling interests related to these items.

Net debt is calculated by subtracting cash and cash equivalents and restricted cash held for value-add upgrades and green improvements from total debt outstanding.

We believe that the use of NOI, FFO, Core FFO, AFFO and net debt, combined with the required GAAP presentations, improves the understanding of operating results and debt levels of real estate investment trusts (“REITs”) among investors and makes comparisons of operating results and debt levels among such companies more meaningful. While NOI, FFO, Core FFO, AFFO and net debt are relevant and widely used measures of operating performance and debt levels of REITs, they do not represent cash flows from operations, net income (loss) or total debt as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity, operating performance and debt levels. NOI, FFO, Core FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. We present net debt because we believe it provides our investors a better understanding of our leverage ratio. Net debt should not be considered an alternative to total debt, as we may not always be able to use our available cash to repay debt. Our computation of NOI, FFO, Core FFO, AFFO and net debt may not be comparable to NOI, FFO, Core FFO, AFFO and net debt reported by other REITs. For a more complete discussion of NOI, FFO, Core FFO and AFFO, see our most recent Annual Report on Form 10-K and our other filings with the SEC.

NXRT.NEXPOINT.COM	Page 30

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

Reconciliations

Reconciliation of Debt to Net Debt

(dollar amounts in thousands)	Q3 2023	Q3 2022
Total mortgage debt	$1,575,406	$1,358,343
Credit facilities	41,000	335,000

Total debt outstanding	1,616,406	1,693,343

Adjustments to arrive at net debt:
Cash and cash equivalents	(7,531)	(15,771)
Restricted cash held for value-add upgrades and green improvements	(2,737)	(15,347)

Net Debt	$1,606,138	$1,662,225

Enterprise Value (1)	$2,432,138	$2,843,225
Leverage Ratio	66%	58%

(1)	Enterprise Value is calculated as Market Capitalization plus Net Debt.

Guidance Reconciliations of NOI, Same Store NOI, FFO, Core FFO and AFFO

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI to net income (the most directly comparable GAAP financial measure) for the periods presented below (in thousands):

		For the Year Ended December 31, 2023
		Mid-Point (1)
Net income		$98,872
Adjustments to reconcile net income to NOI:
Advisory and administrative fees		7,707
Corporate general and administrative expenses		17,123
Property general and administrative expenses	(2)	2,043
Depreciation and amortization		96,547
Interest expense		65,485
Casualty-related recoveries		980
Loss on extinguishment of debt and modification costs		3,889
Gain on forfeited deposits		(250)
Equity in earnings of affiliate		(238)
Gain on sales of real estate		(124,034)

NOI		$168,124

Less Non-Same Store
Revenues	(3)	(41,925)
Operating expenses	(3)	19,449

Same Store NOI	(3)	$145,648

(1)

Mid-Point estimates shown for full year 2023 guidance. Assumptions made for full year 2023 NOI guidance include the Same Store operating growth projections included in the “2023 Full Year Guidance Summary” section of this release and the effect of the dispositions throughout the fiscal year.

(2)

Adjustment to net income to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

(3)	Amounts are derived from the results of operations of our Full Year 2023 Same Store properties and Non-Same Store properties. There are 33 properties in our Full Year 2023 Same Store pool.

NXRT.NEXPOINT.COM	Page 31

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

The following table reconciles our FFO, Core FFO and AFFO guidance to our net income (the most directly comparable GAAP financial measure) guidance for the year ended December 31, 2023 (in thousands, except per share data):

For the Year Ended December 31, 2023
Mid-Point
Net income	$98,872
Depreciation and amortization	96,547
Gain on sales of real estate	(124,034)
Adjustment for noncontrolling interests	(256)

FFO attributable to common stockholders	71,129

FFO per share - diluted (1)	$2.71

Loss on extinguishment of debt and modification costs	3,889
Casualty-related recoveries	(352)
Amortization of deferred financing costs - acquisition term notes	1,138
Gain on forfeited deposits	(250)
Adjustment for noncontrolling interests	(15)

Core FFO attributable to common stockholders	75,539

Core FFO per share - diluted (1)	$2.88

Amortization of deferred financing costs - long term debt	1,669
Equity-based compensation expense	9,446
Adjustment for noncontrolling interests	(40)

AFFO attributable to common stockholders	86,614

AFFO per share - diluted (1)	$3.30

Weighted average common shares outstanding - diluted	26,247

(1)	For purposes of calculating per share data, we assume a weighted average diluted share count of approximately 26.2 million for the full year 2023.

NXRT.NEXPOINT.COM	Page 32

NEXPOINT RESIDENTIAL TRUST, INC. [NYSE:NXRT]

NOI

The following table, which has not been adjusted for the effects of noncontrolling interests, reconciles NOI for the three months ended June 30, 2023 and the year ended December 31, 2022 to net loss, the most directly comparable GAAP financial measure (in thousands):

		For the Three Months Ended June 30, 2023	For the Year Ended December 31, 2022
Net loss		$(3,968)	$(9,291)
Adjustments to reconcile net loss to NOI:
Advisory and administrative fees		1,927	7,547
Corporate general and administrative expenses		4,624	14,670
Casualty-related expenses/(recoveries)	(1)	398	1,119
Casualty loss (gain)		66	(2,506)
Gain on forfeited deposits		(250)	—
Property general and administrative expenses	(2)	776	3,600
Depreciation and amortization		23,872	97,648
Interest expense		14,524	50,587
Loss (gain) on extinguishment of debt and modification costs		—	8,734
Gain on sales of real estate		—	(14,684)

NOI		$41,969	$157,424

(1)	Adjustment to net loss to exclude certain property operating expenses that are casualty-related expenses/(recoveries).

(2)

Adjustment to net loss to exclude certain property general and administrative expenses that are not reflective of the continuing operations of the properties or are incurred on our behalf at the property for expenses such as legal, professional, centralized leasing service and franchise tax fees.

NXRT.NEXPOINT.COM	Page 33